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                              EXHIBIT 99
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 CONTINENTAL                                      195 Wekiva Springs Road
   CAPITAL                                                      Suite 200
  & EQUITY                                             Longwood, FL 32779
 CORPORATION                                          Phone: 407-682-2001
-------------                                           Fax: 407-682-2544

       APPROVED ____________________________ DATE _________________

                                                            PRESS RELEASE
                  ENERGY SEARCH, INCORPORATED ACQUIRES
            REMAINING INTEREST IN 145 GAS PRODUCING WELLS

KNOXVILLE, TN - (PR NEWSWIRE) - SEPTEMBER 28, 1998 - Energy Search, Incorporated (NASDAQ: EGAS, BSE: EYS) has acquired the remaining interest in 145 producing wells operated by the Company in Washington County, Ohio for $1,716,748 in restricted stock and $507,193 in cash, for a total of $2,223,941.

Charles P. Torrey, Chairman and CEO of Energy Search, stated, "This is a synergistic acquisition of properties in our immediate area of operation which can be maintained without any increase in field personnel.
Management considers this a significant addition to our existing Ohio fields which have produced high drilling success rates. This acquisition, coupled with the best drilling results the Company has ever experienced, is expected to increase the Company's daily net gas production to more than 5 million cubic feet (MMCF) per day, up from 2 million at year end 1997."

Energy Search, Incorporated is an independent oil and gas exploration and production company focused primarily on developmental drilling and production of natural gas reserves in the Appalachian Basin and elsewhere in the mid-continent region of the United States.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO RISKS ASSOCIATED WITH THE UNCERTAINTY OF FUTURE FINANCIAL RESULTS, ADDITIONAL FINANCING REQUIREMENTS, DEVELOPMENT OF NEW PRODUCTS, GOVERNMENT APPROVAL PROCESSES, THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, TECHNOLOGICAL CHANGES, THE EFFECT OF ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                     FOR MORE INFORMATION, PLEASE CALL

                  CONTINENTAL CAPITAL & EQUITY CORPORATION
         INVESTOR CONTACT: DODI B. ZIRKLE; DODI@INSIDEWALLSTREET.COM
                    BROKER CONTACT: BRENDAN HOPKINS
                             407-682-2001